As filed with the Securities and Exchange Commission
                        on January 25, 2002 Reg. No. 33

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                       ZAP
                             (Formerly ZAPWORLD.COM)

         California                                      94-3210624
(State or other jurisdiction of                       (I.R.S. Employer
Incorporation or organization)                       identification No.)

                                117 Morris Street
                              Sebastopol, CA 95472
                                 (707) 824-4150
                ------------------------------------------------

                            CONSULTING AGREEMENTS AND
                             STOCK COMPENSATION PLAN

                  --------------------------------------------

                                   Gary Starr
                                       CEO
                                117 Morris Street
                              Sebastopol, CA 95472
                                 (707) 824-4150

                                    Copy to:
                              Rebecca Wilson, Esq.
                        2781 W. MacArthur Blvd, Suite 168
                               Santa Ana, CA 92704
                       (714) 850-3356 (714) 850-3368 (fax)


                         CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------
                                   Proposed maximum  Proposed maximum
Title of securities  Amount to be  offering price    Aggregate offering  Amount of
to be registered     registered    per share         Price               registration fee
- ------------------   ------------  ----------------  ------------------  ----------------
Common Stock
(no par value)        2,685,000         $0.20            $537,000            $135.00
- ------------------   ------------  ----------------  ------------------  ----------------


Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the exercise price of 2,685,000 options and common stock at $0.20 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

                  *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by ZAP, (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000 (Commission File No. 0-107441):

         (b) all other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000 through the date hereof; and

         (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         Not applicable.

Item 6. Indemnification of Directors and Officer

         The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.

Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and


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

administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Commission Policy

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 8.

Item 9. Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraph (1)(i) and (I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

                  The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sebastopol, State of California on January 25, 2002.

                                            ZAP
                                                     By  /s/ Gary Starr
                                                         -------------------
                                                             Gary Starr, CEO


Each person whose signature appears below hereby constitutes and appoints Gary Starr as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in their capacities and on the dates indicated.

  Signature                               Title                 Date
- -------------                           ---------             --------
/s/ Gary Starr                      CEO & Director       January 25, 2002
- ----------------------
    Gary Starr

/s/ William R. Hartman              CFO                  January 25, 2002
- ----------------------
    William R. Hartman

/s/ William D. Evers                Director             January 25, 2002
- ----------------------
    William D. Evers

/s/ Harry Kraatz                    Director             January 25, 2002
- ----------------------
    Harry Kraatz

/s/ Lee Sannella                    Director             January 25, 2002
- ----------------------
    Lee Sannella

                                INDEX TO EXHIBITS



        Exhibit
        NO.                                Description
        -------                            -----------


         4.1      Consulting Agreements

         5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder

         10.2     2002 Stock Compensation Plan

         23.1     Consent of Independent Public Accountants

         23.2     Consent of Counsel (included as part of Exhibit 5.1)












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